Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive and 2017 Non-Employee Director Plans of KCAP Financial, Inc. of our report dated March 9, 2017, with respect to the financial statements of Katonah 2007-I CLO Ltd., included in KCAP Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 8, 2017